UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013

BIOVEST INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-11480 (Commission File Number)	41-1412084 (I.R.S. Employer Identification No.)

300 South Hyde Park Avenue, Suite 210
Tampa, FL 33606
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.03.  Bankruptcy or Receivership.

Plan of Reorganization is Effective

As previously reported, on March 6, 2013, Biovest International, Inc. (the “Company” or “Debtor”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”).  On April 18, 2013, the Company filed its First Amended Plan of Reorganization, and on June 10, 2013 the Company filed the First Modification to the First Amended Plan of Reorganization (collectively and as amended and supplemented, the “Plan”).  On May 31, 2013 and June 10, 2013, the Bankruptcy Court held a confirmation hearing and confirmed the Plan, and on June 28, 2013 entered an Order Confirming Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan.  Copies of the First Amended Plan of Reorganization, the First Modification to the First Amended Plan of Reorganization and the Confirmation Order were included as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed on July 5, 2013 (the “Confirmation Current Report”) and are incorporated by reference herein. Unless otherwise specified in this Current Report on Form 8-K, all capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

On July 8, 2013, the Bankruptcy Court held a hearing to consider the Response and Limited Objection by the Official Committee of Unsecured Creditors (the “Committee”) to the Plan (the “Committee Response”).  At the hearing, counsel to the Debtor, the Committee, and Corps Real, LLC and the Laurus/Valens Entities announced that an agreement had been reached resolving the Committee Response and providing for a further modification of Article 9.11 to the Plan.  As a result of that agreement, the Committee withdrew the Committee Response, and on July 9, 2013 the Bankruptcy Court entered an Agreed Order Resolving Response and Limited Objection by the Official Committee of Unsecured Creditors to First Modification to First Amended Plan of Reorganization (the “Agreed Order”), which included a new Article 9.11 (detailing the circumstances under which the shares issued pursuant to the Plan will be subject to “lock-up” provisions) to be added to the Plan.  A copy of the Agreed Order is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On July 9, 2013 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 10.2 and is incorporated by reference herein.  The occurrence of the Effective Date was subject to satisfaction or waiver of certain conditions precedent including no modification or stay of the Confirmation Order or entry of other court order prohibiting the consummation of the transactions contemplated by the Plan, and all other actions and documents necessary to implement the Plan shall have been effected or executed. Each of the foregoing conditions to the effectiveness of the Plan were satisfied or waived, and the Effective Date occurred on July 9, 2013.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Samuel S. Duffey as Chief Executive Officer and President

On July 8, 2013, Samuel S. Duffey resigned as the Company’s Chief Executive Officer and President, effective on the Effective Date.

(c)  Appointment of Carlos F. Santos Ph.D. as Chief Executive Officer

On July 8, 2013, Carlos F. Santos Ph.D., 35, was appointed as the Company’s Chief Executive Officer, effective on the Effective Date.  Prior to July 8, 2013, Dr. Santos has served as the Company’s Senior Vice President, Product Development & Regulatory Affairs since March 2009.  In that role, Dr. Santos managed all key aspects of the Company’s personalized immunotherapy platform, including the Company’s clinical and regulatory affairs, while also leading the development of the Company’s manufacturing systems essential to personalized cancer vaccine production.  Dr. Santos has authored numerous peer-reviewed publications in the fields of active immunotherapy, oncology, and bioinformatics. Dr. Santos is a graduate of the University of Michigan where he earned a Ph.D. in Bioinformatics, and Washington University in St. Louis, where he earned a B.S. in Computer Science.  At the University of Michigan, he developed automated natural language processing systems to integrate high-throughput genomic experimental data with known protein interaction pathways in metastatic prostate cancer progression.  He also led the development of large-scale automated search and summarization engines for biomedical documents at the University of Michigan’s National Center for Integrative Biomedical Informatics.  From 1998 to 2001, he was a researcher at Washington University’s Institute for Biomedical Computing (now the Center for Computational Biology).

(d)  Appointment of Ronald E. Osman as Chairman of the Board of Directors and Eugene Grin as a Member of the Board of Directors

On July 8, 2013, Ronald E. Osman was appointed as the Chairman of the Company’s Board of Directors.  Mr. Osman has been a director of the Company since November 2006. Mr. Osman is the founder, president and senior partner of the law offices of Ronald E. Osman & Associates, Ltd. Mr. Osman established the practice in 1979. The firm concentrates on actions brought under the Federal False Claims Act as well as actions concerning commercial law and personal injury. The firm maintains offices in Marion, Illinois and Dongola, Illinois. After receiving a Bachelor of Science degree in Agriculture/Economics from the University of Illinois in 1968, Mr. Osman joined the United States Marine Corps, where he served as an officer from 1969 to 1972. In 1976, Mr. Osman began law school at Southern Illinois University. Mr. Osman completed his law degree in two and one half years and received his Juris Doctorate from Southern Illinois University in 1979. Mr. Osman has been actively engaged in the practice of law since that time. In addition to his law practice, Mr. Osman operates a farming business and an oil production business. He is a member of the Illinois Bar Association, the Illinois Trial Lawyers Association, and the National Health Lawyers Association. He also serves as a Member of the Board of Dongola Clinic and is a Founding Member of Rural Health, Inc. He also has previous experience in founding and selling business enterprises and has been an active participant in the financing activities of our company.  In addition, Mr. Osman manages Corps Real and the majority owner of Corps Real, MRB&B, LLC, which are shareholders of the Company.

On July 8, 2013, Eugene Grin was appointed as a Member of the Company’s Board of Directors, effective as of the Effective Date.  Mr. Grin is a principal and co-founder of Laurus Capital Management, LLC and Valens Capital Management, LLC, positions he has held since the founding of Laurus (2001) and Valens (2007).  The Laurus/Valens entities are shareholders of the Company.  Additionally, Mr. Grin is an executive officer of Global Equities and Realty, Inc. and certain of its related entities, which together comprise a full services asset management firm that specializes in implementing strategic turnarounds.  Mr. Grin received a B.A. in Engineering from The Technical College of Radio, Electronics and Industrial Engineering in the Ukraine in 1977.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

On the Effective Date, the Company amended and restated its certificate of incorporation and its bylaws to (a) incorporate provisions required by the Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code, and (b) remove provisions granting certain rights to Laurus/Valens relating to a certain Term Loan and Security Agreement, which are no longer applicable.

The foregoing does not purport to be a complete description of the Company’s second amended and restated certificate of incorporation and the Company’s second amended and restated bylaws and is qualified in its entirety by reference to the full text of the Company’s second amended and restated certificate of incorporation and the Company’s second amended and restated bylaws which are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On July 15, 2013, the Company issued a press release disclosing that the Company has emerged from its reorganization under Chapter 11 of the United States Bankruptcy Code and the changes in our directors and executive officers.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

3.1	Second Amended and Restated Articles of Incorporation of Biovest International, Inc.

3.2	Second Amended and Restated Bylaws of Biovest International, Inc.

10.1	Agreed Order Resolving Response and Limited Objection by the Official Committee of Unsecured Creditors to First Modification to First Amended Plan of Reorganization.

10.2	Notice of Effective Date.

99.1	Press Release, dated July 15, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
David Moser
Director of Legal Affairs, Secretary

Date:  July 15, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Articles of Incorporation of Biovest International, Inc.

3.2	Second Amended and Restated Bylaws of Biovest International, Inc.

10.1	Agreed Order Resolving Response and Limited Objection by the Official Committee of Unsecured Creditors to First Modification to First Amended Plan of Reorganization.

10.2	Notice of Effective Date.

99.1	Press Release, dated July 15, 2013.